UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) /
OF THE SECURITIES EXCHANGE ACT OF 1934

December 9, 2008 (October 3, 2008)
Date of report (Date of earliest event reported)
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DURAVEST, INC.
(Exact Name of Registrant as Specified in Its Charter)
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FLORIDA	0-27489
State or Other Jurisdiction of Incorporation	Commission File Number

65-0924320
IRS Employer Identification Number
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1040 S Milwaukee Ave, Suite 250 Wheeling, IL 60090
(Address of Principal Executive Offices/Zip Code)

(312) 525-8285
(Registrant’s Telephone Number, Including Area Code)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 9, 2008, DuraVest, Inc. (the "Company") filed a Form 15 with the Securities and Exchange Commission (“SEC”) to deregister its common stock with respect to the Securities Exchange Act of 1934, as amended (the "Exchange Act").  The Company is eligible to deregister under the Exchange Act by filing a Form 15 because it has fewer than 300 holders of record of its common stock.  Upon the filing of the Form 15, the Company's obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately be suspended.  The Company expects that the deregistration of its common stock will become effective not more than 90 days after the date of filing of the Form 15 with the SEC.

The deregistration of the Company's common stock was initially approved at a meeting of the Company's Board of Directors on November 17, 2008, after consultation with management and careful deliberation regarding the advantages and disadvantages of continuing.  The Board determined that deregistration was in the best interests of the Company and its stockholders after consideration of numerous factors, including the following: (1) the reduction of disproportionately large costs associated with the preparation and filing of the Company's periodic reports and other filings with the SEC, (2) the elimination of substantial increases in accounting, audit, legal and other costs associated with being a public company in light of the Sarbanes Oxley Act of 2002 and new SEC disclosure rules, and (3) the Company’s inability to finalize its consolidated financial statements, as previously reported.

Item 5.02           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 14, 2008, Mr. Dieter H. Benz, a member of the Company’s Board of Directors, informed DuraVest that he was resigning from the Board and from his position as interim Chief Financial Officer of the Company, effective immediately.  DuraVest understands that Mr. Benz resigned to pursue other business and personal interests.  Mr. Benz communicated his proposed resignation orally at a telephonic meeting of the Board held on November 14, 2008, and confirmed such resignation in writing in a letter to the Company discussing his resignation, which letter is filed as an exhibit to this Current Report on Form 8-K.  The Company has not identified a replacement for Mr. Benz in either capacity.

Item 8.01	Other Events.

(a)  Dismissal of Legal Proceedings.

As previously reported, on November 21, 2007, the Company filed a complaint in the United States District Court for the Eastern District of New York (the "Court") against Defendants Bruce O'Donnell (in his individual capacity); Bruce O'Donnell CPA/PFS; Wollmuth Maher & Deutsch; Mason Drake, Esq.; Viscardi, A.G.; Richard Markoll; and Ernestine Binder Markoll in connection with the Company’s purchase of shares of the common stock of BMTS, Inc. in November 2005 and January 2006.

On October 3, 2008, the Court dismissed the action for lack of personal jurisdiction against Viscardi, A.G. and Defendants Richard Markoll and Ernestine Binder Markoll, and the court declined to exercise supplemental jurisdiction against the remaining parties.  The Company may re-file the action against any or all of the foregoing defendants, except for Richard Markoll and Ernestine Binder Markoll, in either federal or state court having personal jurisdiction, as this was without prejudice.  It is possible that an action could be filed against Richard Markoll and Ernestine Binder Markoll in Spain or in another jurisdiction.

(b)  Operations of the Company

Following the effective date of the Company’s deregistration of its common stock under the Securities Exchange Act, the Company intends to conserve its remaining cash and to operate the Company as economically as possible.  The Company will continue to look for ways to monetize its ownership interest in Estracure, Inc.  Estracure, Inc. is a biopharmaceutical company whose mission is to develop and commercialize, through strategic alliances with major partners involved in the cardiovascular field, novel and safe therapeutic products to improve the treatment and clinical outcomes of patients suffering from coronary heart disease, mainly restenosis and vulnerable plaque, as well as other vascular diseases, while creating value for its shareholders.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit

Exhibit 99	Letter of Mr. Dieter H. Benz to DuraVest’s Board of Directors dated November 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURAVEST, INC.

Dated: December 9, 2008	By: /s/ Hendrik Hammje
Hendrik Hammje
Chief Executive Officer